                                                                  Exhibit (i)(2)


                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

         We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential High Yield Fund, Inc. filed as part of Registration Statement No. 2-63394 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (File No. 2-63394).


                                       Swidler Berlin Shereff Friedman, LLP
                                       /s/ Swidler Berlin Shereff Friedman, LLP


New York, New York
February 27, 2001